UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CAVALIER HOMES, INC.
(Name of Registrant as Specified in Its Charter)

LEGACY HOUSING, LTD.
GPLH, LC
SHIPLEY BROTHERS, LTD.
K-SHIPLEY, LLC
D-SHIPLEY, LLC
B-SHIPLEY, LLC
FEDERAL INVESTORS SERVICING, LTD
FEDERAL INVESTORS MANAGEMENT, L.C.
KENNETH E. SHIPLEY
CURTIS D. HODGSON
DOUGLAS M. SHIPLEY
BILLY G. SHIPLEY
MICHAEL R. O’CONNOR

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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THE CAVALIER HOMES COMMITTEE FOR CHANGE

April 8, 2009

Dear Fellow Stockholder:

The members of the Cavalier Homes Committee for Change (the “Committee” or “we”) are the beneficial owners of an aggregate of 1,694,892 shares of common stock of Cavalier Homes, Inc. (“Cavalier” or the “Company”), representing approximately 9.6% of the outstanding shares of common stock of the Company.  For the reasons set forth in the attached Proxy Statement, we do not believe the Board of Directors of the Company is acting in the best interests of its stockholders.  We are therefore seeking your support at the annual meeting of stockholders (the “Annual Meeting”) scheduled to be held on Tuesday, May 19, 2009, beginning at 11:00 A.M., Central Daylight Time, at the Company’s office at 32 Wilson Boulevard 100, Addison, Alabama 35540, for the following:

1.	To elect the Committee’s slate of three director nominees to Cavalier’s Board of Directors in opposition to three of the Company’s incumbent directors;

2.
To consider the ratification and approval of the appointment by the Board of Directors of Carr, Riggs & Ingram, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009; and

3.	To transact any other business that may properly come before the Annual Meeting or any adjournment(s) of such meeting.

We are not seeking control of the Board of Directors at the Annual Meeting.  Through the attached Proxy Statement, we are soliciting proxies to elect our three nominees.   Stockholders will also have the opportunity to vote for the candidates who have been nominated by Cavalier other than Thomas A. Broughton, III, Barry B. Donnell and Bobby Tesney on the enclosed GOLD proxy card.  This gives stockholders the ability to vote for the total number of directors up for election at the Annual Meeting.  The names, backgrounds and qualifications of Cavalier’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of Cavalier’s nominees will serve as directors if our nominees are elected.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about April 8, 2009.

If you have already voted a proxy card furnished by the Company’s management, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at their address or phone numbers listed on the following page.
Thank you for your support,

The Cavalier Homes Committee for Change

If you have any questions, require assistance in voting your GOLD proxy card or need additional copies of our proxy materials, please contact
Okapi Partners LLC at the address or phone numbers listed below.

780 Third Avenue, 30th Floor
New York, NY 10017
Stockholders Call Toll-Free at: (877) 259-6290
Banks and Brokers Call Collect at: (212) 297-0720

info@okapipartners.com

ANNUAL MEETING OF STOCKHOLDERS
OF
CAVALIER HOMES, INC.
_________________________

PROXY STATEMENT
OF
THE CAVALIER HOMES COMMITTEE FOR CHANGE
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

The members of the Cavalier Homes Committee for Change (the “Committee” or “we”) are significant stockholders of Cavalier Homes, Inc. (“Cavalier” or the “Company”). We do not believe the Board of Directors of the Company (the “Board”) is acting in the best interests of its stockholders.  We are therefore seeking your support at the annual meeting of stockholders scheduled to be held on Tuesday, May 19, 2009, beginning at 11:00 A.M., Central Daylight Time, at the Company’s office at 32 Wilson Boulevard 100, Addison, Alabama 35540, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”) for the following:

1.
To elect the Committee’s director nominees, Michael R. O’Connor, Kenneth E. Shipley and Curtis D. Hodgson (the “Nominees”) to serve as directors of Cavalier, in opposition to three of the Company’s incumbent directors whose terms expire at the Annual Meeting;

2.
To consider the ratification and approval of the appointment by the Board of Carr, Riggs & Ingram, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009; and

3.	To transact any other business that may properly come before the Annual Meeting.

This Proxy Statement is soliciting proxies to elect our three Nominees.  Stockholders will also have the opportunity to vote for the candidates who have been nominated by Cavalier other than Thomas A. Broughton, III, Barry B. Donnell and Bobby Tesney on the enclosed GOLD proxy card.  This gives stockholders who wish to vote for our three Nominees the ability to vote for eight nominees in total at the Annual Meeting.

As of April 8, 2009, the approximate date on which this Proxy Statement and the enclosed GOLD proxy card are first being mailed to stockholders, the members of the Committee were collectively the beneficial owners of an aggregate of 1,694,892 shares of common stock of the Company, $0.10 par value per share (the “Shares”), which currently represent approximately 9.6% of the issued and outstanding Shares.  The Committee is composed of Legacy Housing, LTD. (“Legacy”), GPLH, LC (“GPLH”), Shipley Brothers, LTD. (“Shipley Brothers”), K-Shipley, LLC (“K-Shipley”), D-Shipley, LLC (“D-Shipley”), B-Shipley, LLC (“B-Shipley”), Federal Investors Servicing, LTD (“Federal Investors”), Federal Investors Management, L.C. (“Federal Management”), Kenneth E. Shipley, Curtis D. Hodgson, Douglas M. Shipley, Billy G. Shipley and Michael R. O’Connor.  Each of these individuals and entities are deemed participants in this proxy solicitation.  See “Other Participant Information.”

Cavalier has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as March 27, 2009 (the “Record Date”).  The mailing address of the principal executive offices of Cavalier is 32 Wilson Boulevard 100, Addison, Alabama 35540.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to Cavalier, as of the Record Date, there were 17,598,380 Shares outstanding and entitled to vote at the Annual Meeting.  The participants in this solicitation intend to vote such Shares FOR the election of the Nominees and FOR the ratification and approval of the appointment by the Board of Carr, Riggs & Ingram, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF CAVALIER.  THE COMMITTEE IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH THE COMMITTEE IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE COMMITTEE URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF ITS NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY CAVALIER’S MANAGEMENT TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE COMMITTEE’S NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO THE COMMITTEE, C/O OKAPI PARTNERS LLC WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF CAVALIER, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our GOLD proxy card are available at www.cavalierhomescommitteeforchange.com

IMPORTANT

Your vote is important, no matter how many or how few Shares you own.  We urge you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of our Nominees.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to the Committee, c/o Okapi Partners LLC, in the enclosed envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to the Committee.  Remember, you can vote for our three nominees only on our GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

Please contact Okapi Partners LLC if you need assistance in voting your GOLD proxy card.

780 Third Avenue, 30th Floor
New York, NY 10017
Stockholders Call Toll-Free at: (877) 259-6290
Banks and Brokers Call Collect at: (212) 297-0720

info@okapipartners.com

BACKGROUND TO SOLICITATION

•	We made our first investment in Shares of Cavalier in January 2006.

•
In June 2008, we commenced discussions with the Board concerning the Company’s business strategy and operations, including the growth and expansion of the Company’s financial services subsidiary, CIS Financial Services Inc. (“CIS”).

•
On June 20, 2008, Curtis Hodgson and Kenneth Shipley, in their capacity as direct and indirect beneficial owners of Shares and as managers of GPLH, the general partner of Legacy, met with the Board to discuss certain strategic alternatives, including a possible business combination between the Company and another public or private company in the home manufacturing business, one of which was Legacy. At this time, we believed Cavalier’s best opportunity to increase revenues and maximize stockholder value was to consolidate with another company in the industry and expand its financial services segment.  We also believed Legacy’s experience in the inventory-financing market would compliment CIS’s operations and assist in the growth of the Company’s financial segment.  To this end, Messrs. Hodgson and Shipley proposed a possible stock-for-stock merger between Legacy’s two-plant manufacturing operation and inventory-financing operation and the Company’s manufacturing operation and consumer financing operation.  The Board did not respond to this merger proposal.  After considering the steady decline in the Company’s revenues and poor stock performance, Messrs. Hodgson and Shipley concluded that a merger was not financially beneficial to either party and abandoned the proposal.  Messrs. Hodgson and Shipley did not propose a business combination between the Company and any other participants in this solicitation.

•	On January 7, 2009, Kenneth Shipley spoke with Bobby Tesney, the Company’s President and Chief Executive Officer, and learned that the Company intended to sell CIS.

•
On January 8, 2009, Curtis Hodgson sent a letter to Barry Donnell, the Chairman of the Board, urging the Board to reconsider the sale of CIS.  Mr. Hodgson expressed our belief that the Company should not only retain CIS, but also expand into wholesale and retail lending in order to remain profitable.  The Board did not respond to our letter.

•
On January 21, 2009, the Company announced it had entered into a Stock Purchase Agreement with Triad Financial Services, Inc. to sell CIS and that it had retained Avondale Partners as its financial advisor in connection with the evaluation of its strategic alternatives. In light of this announcement, we emailed Mr. Donnell to informally communicate our intent to nominate the Nominees for election at the Annual Meeting.  We believe the Board has failed to realize the potential growth opportunities and profits in home financing and without immediate change at the Board level the Company would lose this source of profitability.  The Board did not respond to our email and did not request any additional information regarding the Nominees.

•
On February 5, 2009, we sent a letter to Cavalier formally notifying the Company of our intent to nominate the Nominees for election to the Board at the Annual Meeting.  The Board did not respond to our letter.

•
On March 4, 2009, the Board announced, effective February 26, 2009, that it had increased the size of the Board to eight members and appointed three new directors to fill the vacancies created by the expansion of the Board, the retirement from the Board of John W. Lowe in May 2008 and the resignation of David A. Roberson in August 2008.

•	Also on March 4, 2009, the Company announced the closing of the sale of CIS on February 27, 2009.

•
On March 12, 2009, we issued a press release announcing our slate of Nominees and expressing our disappointment with the sale of CIS, the expansion of the Board and the appointment of three new directors with little or no experience in the manufactured housing industry.

•	On March 18, 2009, Cavalier’s legal counsel contacted our legal counsel to discuss the possibility of settling this proxy contest.

•
On March 20, 2009, our legal counsel had a telephonic conference call with Cavalier’s legal counsel to discuss our settlement points, which included, among other things, to decrease the size of the Board from eight to seven members, immediately appoint our three Nominees to the Board following the resignation of three current directors, adopt a director stock ownership policy and amend the Company’s Amended and Restated Bylaws (the “Bylaws”), to eliminate certain anti-takeover provisions.  To date, the Company has not responded to our proposed settlement.

REASONS FOR OUR SOLICITATION

We are significant stockholders of the Company.  The Committee owns in the aggregate a total of 1,694,892 Shares, representing approximately 9.6% of the issued and outstanding Shares.  As significant stockholders, we have a vested financial interest in the maximization of the value of the Shares for all stockholders.  Unfortunately, we do not believe the Board is acting in the best interests of its stockholders.

Under the Company’s current leadership, Cavalier’s stock price has declined approximately 77% over the past three years, from $7.06 on April 6, 2006 to $1.62 on April 6, 2009.   Over the same period, the Company’s revenues have declined approximately 27% and over the past ten years have declined by approximately 73% from approximately $614.5 million in the fiscal year ending December 31, 1999 to approximately $164.4 million in the fiscal year ending December 31, 2009.  While general weakness in the stock market and increasing competitive pressures within the industry have impacted the Company, we believe the Board’s ill-conceived business strategies, including the recent sale of CIS and the appointment of three new directors, with no experience in the manufacturing home business, demonstrate a lack of good judgment and have contributed to the greater erosion of stockholder value.  The Company’s revenues and stockholder’s equity have been declining for many years and, in our opinion, cannot be excused simply by the recent turmoil in world financial markets.   As a result, we believe the Board must be reconstituted in order to turn the Company around.

In our opinion, the election of the Nominees represents the best means for Cavalier’s stockholders to maximize the value of their Shares.  If elected, our Nominees will attempt to work with the other members of the Board to pursue options that we believe are in the best interests of all stockholders.  In particular, our Nominees would seek to re-enter the home financing market with the focus of restoring profitability to the Company.  The Nominees would also explore all strategic alternatives, including the consolidation of the Company with another public or private company in the industry, if in the best interests of the Company.  We have not identified any specific acquisition opportunities at this time.  We would like to make it clear that we are not attempting to take control of the Company.  If our Nominees are elected to the Board, they will comprise a minority of the Board.  We believe our Nominees can contribute significant experience in the home manufacturing and finance business and can help to improve the value of the Shares for the benefit of all stockholders.

We question the Board’s strategic direction and recent business decision to sell CIS.

For the past three years, the Company’s only source of profitability has been its financial services subsidiary, CIS.  CIS provided financing to retail customers of manufactured home dealers and also offered a variety of conventional loan programs.  Based on our experience in the industry, we believe CIS gave Cavalier a unique competitive advantage over its competitors, particularly in connection with establishing and serving independent retailers, given the fact that the most common method of financing a manufactured home is through a retail installment contract, available through retailers.  We were therefore deeply concerned with the Board’s announcement to sell CIS in January 2009.  Despite our efforts to dissuade the Board from selling CIS, the Board completed the sale in February 2009.  We believe this was a critical mistake by the Board, which has significantly eroded stockholder value.  The Board’s decision to sell CIS clearly demonstrates that it does not understand or appreciate the potential growth opportunities in wholesale (dealer) and retail (consumer) lending.

We believe there are many advantages to re-entering the wholesale and retail financing market.  At the wholesale level, dealers finance a majority of their purchases of manufactured homes through wholesale “floor plan” financing arrangements. Under a typical floor plan financing arrangement, a financial institution provides the dealer with a loan for the purchase price of the home and maintains a security interest in the home as collateral.  As a result, the Company could earn profits not only on the sale of its inventory to dealers, but also on the financing of such inventory.  At the retail level, many manufactured homes are eligible for government-insured loans.  Last year, the Federal Housing Administration (“FHA”) announced an increase in its guarantees for manufactured homes.  With this increase, we believe a robust market for federally-insured loans will develop.  Although there are risks associated with wholesale and retail financing, such as nonpayment, default and the inability to repurchase inventory and/or recover costs, we believe these risks are minimized given the Company’s use of a large number of independent dealers, low competition in the market and, with respect to retail financing, a potentially expanded federal insurance program.

We further believe the lack of financing for independent retailers is a significant problem for the Company’s manufacturing operation.  The Company has even acknowledged this problem in its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”).  The Company stated, “Our industry suffers from a lack of third-party financing, and our financial condition and results of operations could be negatively affected if additional third-party financing for the purchases of our homes does not become available.”  The Company further stated, “The much-anticipated infusion of new and competitive lending capacity, which we believe is essential to support demand at higher levels, has not yet materialized.”  We question then why the Board would decide to sell CIS, given its profitability and the scarcity of lenders in the industry.

While we are cognizant of the slowdown in the overall housing market and the prevailing economic uncertainties and credit crisis, we believe the Company is well positioned to succeed in this very challenging environment, if it refocuses its business on financing.  Unlike many of its peers, who are capital constrained or highly leveraged, Cavalier has an overcapitalized balance sheet, with cash on hand at over $31 million.  If elected, our Nominees would seek to invest this excess cash to re-enter the home financing market.  Our Nominees would also reach out to existing mortgage lenders approved by the FHA to assist in this re-entry.

Collectively, our Nominees have over forty years of experience in the business of home financing.  We believe this expertise is vital for the Company to re-enter the home financing market and restore profitability to the Company.

We question the motivation of the Board in expanding the size of the Board and appointing three new directors.

Effective February 26, 2009, the Board expanded the Board size to eight members (from seven) and announced the appointment of three new directors to fill the vacancies created by the new directorship, the retirement of John W. Lowe in May 2008 and the resignation of David A. Roberson in August 2008.  According to the Company’s SEC filings, each of the new directors has little or no experience in the manufacturing home business.  We question whether this expansion of the Board and appointment of three new directors had more to do with responding to our director nominations instead of acting in the best interest of the Company.

Conversely, our Nominees collectively have over 100 years of experience in the manufactured home business, including the fields of manufacturing, retail sales, wholesale sales, park development, wholesale lending and retail lending, as further discussed in their biographical extracts below.  If elected to the Board, the Nominees will endeavor to use their experience to oversee the Company with a goal of implementing the strategic and operational changes highlighted by the Committee.  Specifically, our Nominees would push the Company to re-enter the home financing market, as well as explore any other viable alternatives to maximize stockholder value, including, but not limited to, consolidating the Company with another strategic partner in the industry.  We have not identified any specific acquisition opportunities at this time.  Our immediate focus is to maximize the value of the Shares by returning profitability to the Company.

The Nominees, if elected, will represent a minority of the Board.  If elected, the Nominees will, subject to their fiduciary duties as directors, work with the other members of the Board to take those steps that they deem are necessary to maximize stockholder value. Although the Nominees will not be able to adopt any measures without the support of at least some members of the current Board, we believe the election of the Nominees will send a strong message to the Board that further operational and strategic changes are required in order to maximize stockholder value.

We believe Cavalier has maintained poor corporate governance practices.

The Committee believes that Cavalier has maintained poor corporate governance practices that inhibit the accountability of management and directors to stockholders.  The following are examples of what we believe to be the sub-standard corporate governance practices of Cavalier:

•	Under the Company’s Bylaws, the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote is required in order to amend the Company’s Bylaws.

•	Under the Company’s Bylaws, all vacancies on the Board, including those resulting from removal or an enlargement of the Board, may only be filled by directors.

•	Stockholders do not have an express right to call a special meeting of stockholders under the Company’s Bylaws.

We believe governance provisions such as these are contrary to corporate governance best practices and serve to entrench the Board.  If elected, the Nominees will, subject to their fiduciary duties, lobby the Board to eliminate the Company’s anti-takeover provisions and use their best efforts to implement corporate governance reform.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We expect that the Board will nominate eight directors for election at the Annual Meeting. For the reasons stated above, we are seeking your support at the Annual Meeting to elect the Nominees in opposition to Cavalier’s director nominees.  Your vote to elect the Nominees will have the legal effect of replacing three incumbent directors of Cavalier with our Nominees.  If elected, the Nominees will represent a minority of the members of the Board.

THE NOMINEES

We have nominated a slate of highly qualified nominees who we believe possess the expertise necessary to work with the other members of the Board to restore and enhance stockholder value.  The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  This information has been furnished to the Committee by the Nominees.  Each of the Nominees is a citizen of the United States of America.

Michael R. O’Connor (Age 70) is currently retired.  From 1992 to 2006, Mr. O’Connor worked as a field manager for Clayton Mobile Homes, a national mobile and manufactured home company, with responsibilities in New Mexico, Colorado, Arizona and Texas. From 1986 to 1991, Mr. O’Connor headed an office for Security Pacific Bank (prior to its acquisition by Bank of America) focusing on manufactured home finance.  From 1985 to 1986, Mr. O’Connor owned and operated A Bar K, a retail manufactured home business in Buda, Texas.  From 1961 to 1984, Mr. O’Connor was employed by GE Capital and carried out various responsibilities relating to the manufactured home business and finance.  During this time, Mr. O’Connor established numerous branches for GE Financial. Mr. O’Connor has overseen, managed and established procedures for credit, collection and financial companies and has operated, owned and managed several businesses. In total, Mr. O’Connor has over forty years of experience in the manufactured home business. Mr. O’Connor has a Bachelor of Arts degree in accounting with a minor in economics from Loras College.  Mr. O’Connor’s business address is 9609 Coneflower Dr. NW, Albuquerque, New Mexico 87114.

Kenneth E. Shipley (Age 50) co-founded Legacy, a company that primarily engages in the business of mobile home financing, manufacturing and consignment, in May 2005.  Mr. Shipley has served as (i) manager, president and assistant secretary of GPLH, the general partner of Legacy, since May 2005; (ii) manager and president of K-Shipley, the general partner of Shipley Brothers, which is a member and manager of GPLH, since March 2001; (iii) manager of Federal Management, which is the general partner of Federal Investors, a company that primarily engages in the business of mobile home financing, since 1990; and (iv) owner and operator of Bell Mobile Homes, a wholesaler and retailer of manufactured homes in Levelland, Texas, since 1981.  Mr. Shipley owns several manufactured home parks and has an extensive portfolio of “in-house financed notes” secured by manufactured homes.  Mr. Shipley’s business address is c/o K-Shipley, LLC, P.O. Box 749, Levelland, Texas 79336.

Curtis D. Hodgson (Age 54) co-founded Legacy in May 2005. Mr. Hodgson has served as: (i) manager, vice president and secretary of GPLH since May 2005; and (ii) the sole stockholder and president of Cusach, Inc, a wholesaler and retailer of manufactured homes, since 1980. Mr. Hodgson has owned and operated numerous businesses, including businesses with financial and real estate holdings, has owned and operated several manufactured home retail operations and manufactured home parks and has an extensive portfolio of “in-house financed notes” secured by manufactured homes.  Mr. Hodgson has over twenty years of experience as an entrepreneur and an investor in complex trading scenarios, including options and commodities. Mr. Hodgson is consistently required to discuss and analyze accounting practices, financial practices and auditing procedures.  Mr. Hodgson has a Bachelor of Science degree in engineering from the University of Michigan and a Juris Doctorate degree from the University of Texas.  Mr. Hodgson’s business address c/o GPLH, LC, 15400 Knoll Trail, Suite 101, LB 25, Dallas, Texas 75248.

The Nominees will not receive any compensation from the Committee for their services as directors of Cavalier. Other than as stated herein, there are no arrangements or understandings between the Committee and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of Cavalier if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to Cavalier or any of its subsidiaries or has a material interest adverse to Cavalier or any of its subsidiaries in any material pending legal proceedings.

The Committee does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, we reserve the right to nominate substitute nominees.  In addition, the Committee reserves the right to nominate substitute persons if Cavalier makes or announces any changes to the Company’s Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees.  In any such case, Shares represented by the enclosed GOLD proxy card will be voted for such substitute nominees only to the extent such action is not prohibited under the Company’s Bylaws and applicable law.  If the Committee nominates substitute nominees, the Committee will file an amended Proxy Statement and GOLD proxy card that, as applicable, (i) identifies each substitute nominee, (ii) discloses that such nominees have consented to being named in the revised Proxy Statement and to serving as directors if elected and (iii) discloses the information required by Rule 14a-4(d) and Item 7 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Committee reserves the right to nominate additional persons.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2

COMPANY PROPOSAL TO CONSIDER THE RATIFICATION AND APPROVAL OF
THE APPOINTMENT OF CARR, RIGGS & INGRAM, LLC AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2009

As discussed in further detail in the Company’s proxy statement, prior to the Annual Meeting, the Company’s Board, upon the recommendation of the Company’s Audit Committee, selected Carr, Riggs & Ingram, LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.  The Company is asking stockholders to consider the ratification and approval of Carr, Riggs & Ingram, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the proposal to consider the ratification and approval of the appointment of Carr, Riggs & Ingram, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each Share is entitled to one vote.  Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, we believe that the only outstanding class of securities of Cavalier entitled to vote at the Annual Meeting are the Shares.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, FOR the election of the candidates who have been nominated by the Company other than Thomas A. Broughton, III, Barry B. Donnell and Bobby Tesney, FOR the proposal to consider the ratification and approval of the appointment of Carr, Riggs & Ingram, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009 and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

According to Cavalier’s proxy statement for the Annual Meeting, the Board intends to nominate eight candidates for election as directors at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect our three Nominees.  Stockholders will also have the opportunity to vote for the candidates who have been nominated by Cavalier other than Thomas A. Broughton, III, Barry B. Donnell and Bobby Tesney.  This gives stockholders who wish to vote for our Nominees and such other persons the ability to do so.  Under applicable proxy rules, we are required either to solicit proxies only for our Nominees, which could result in limiting the ability of stockholders to fully exercise their voting rights with respect to Cavalier’s nominees, or to solicit for our Nominees and seek authority to vote for fewer than all of the Company’s nominees.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of the Company’s nominees will serve as directors if our Nominees are elected.

QUORUM

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies.  The presence in person or by proxy of the holders of a majority of the outstanding Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions are counted as present for purposes of determining whether a quorum is present at the meeting.

VOTES REQUIRED FOR APPROVAL

Election of Directors.  Directors are elected by a plurality of the votes cast at the Annual Meeting.  The director nominees who receive the largest number of votes cast will be elected, up to the maximum number of directors to be elected at the Annual Meeting.  A vote to “withhold authority” for any director nominee will have no impact on the election of directors.

Vote required to ratify and approve the appointment of Carr, Riggs & Ingram, LLC.  The proposal to consider the ratification and approval of the appointment of Carr, Riggs & Ingram, LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009, will require the affirmative vote of a majority of the Shares entitled to vote present in person or represented by proxy at the Annual Meeting.  An abstention will have the effect of a vote cast against this proposal.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

Stockholders of Cavalier may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy, which is properly completed, will constitute a revocation of any earlier proxy.  The revocation may be delivered either to the Committee in care of Okapi Partners LLC at the address set forth on the back cover of this Proxy Statement or to Cavalier at 32 Wilson Boulevard 100, Addison, Alabama 35540, or any other address provided by Cavalier.  Although a revocation is effective if delivered to Cavalier, the Committee requests that either the original or photostatic copies of all revocations be mailed to the Committee in care of Okapi Partners LLC at the address set forth on the back cover of this Proxy Statement so that the Committee will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, Okapi Partners LLC may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OR FOR THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF CARR, RIGGS & INGRAM, LLC, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Committee.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

The Committee has entered into an agreement with Okapi Partners LLC for solicitation and advisory services in connection with this solicitation, for which Okapi Partners LLC will receive a fee not to exceed $75,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi Partners LLC will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  The Committee has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  The Committee will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Okapi Partners LLC will employ approximately 15-20 persons to solicit Cavalier’s stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by the Committee pursuant to the terms of the Joint Filing and Solicitation Agreement (as defined below).  Costs of this solicitation of proxies are currently estimated to be approximately $225,000.  The Committee estimates that through the date hereof, its expenses in connection with this solicitation are approximately $125,000.  The Committee intends to seek reimbursement from Cavalier of all expenses it incurs in connection with the Solicitation.  The Committee does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

OTHER PARTICIPANT INFORMATION

The participants in this solicitation are Legacy, GPLH, Shipley Brothers, K-Shipley, D-Shipley, B-Shipley, Federal Investors, Federal Management, Kenneth E. Shipley, Curtis D. Hodgson, Douglas M. Shipley, Billy G. Shipley and Michael R. O’Connor.

Legacy is primarily engaged in the business of mobile home financing and manufacturing. GPLH is primarily engaged in the business of acting as the general partner of Legacy. Shipley Brothers is primarily engaged in the business of mobile home sales and is a member and manager of GPLH. K-Shipley, D-Shipley and B-Shipley are primarily engaged in the business of acting as the general partners of Shipley Brothers. Federal Investors is primarily engaged in the business of mobile home financing. Federal Management is primarily engaged in the business of acting as the general partner of Federal Investors. The principal occupation of Kenneth E. Shipley is acting as manager, president and assistant secretary of GPLH, manager and president of K-Shipley, manager of Federal Management, and owner and operator of Bell Mobile Homes, a wholesaler and retailer of manufactured homes in Levelland, Texas. The principal occupation of Curtis D. Hodgson is acting as member, manager, vice president and secretary of GPLH and president and secretary of Cusach, Inc., a company primarily engaged in the business of mobile home sales and manufacturing. The principal occupation of Douglas M. Shipley is acting as the sole member, manager and president of D-Shipley and as secretary of Federal Management. The principal occupation of Billy G. Shipley is acting as the sole member, manager and president of B-Shipley and as vice president of Federal Management. Michael R. O’Connor is currently retired.

The principal business address for Curtis D. Hodgson, Legacy and GPLH is 15400 Knoll Trail, Suite 101, LB 25, Dallas, Texas 75248. The principal business address for Shipley Brothers, K-Shipley, D-Shipley, B-Shipley, Federal Investors, Federal Management, Kenneth E. Shipley, Douglas M. Shipley and Billy G. Shipley is 2501 E. Lubbock Highway, Levelland, Texas 79336. The principal business address for Michael R. O’Connor is 9609 Coneflower Dr. NW, Albuquerque, New Mexico 87114.

As of the date hereof, Legacy owns 155,000 Shares.  As the general partner of Legacy, GPLH may be deemed to beneficially own the 155,000 Shares owned by Legacy.  Shipley Brothers owns 637,932 Shares.  As a member and manager of GPLH, Shipley Brothers may also be deemed to beneficially own the 155,000 Shares owned by Legacy.  As the general partners of Shipley Brothers, K-Shipley, D-Shipley and B-Shipley may each be deemed to beneficially own the 637,932 Shares owned by Shipley Brothers and the 155,000 Shares owned by Legacy.  Federal Investors owns 137,200 Shares.  As the general partner of Federal Investors, Federal Management may be deemed to beneficially own the 137,200 Shares owned by Federal Investors.  As manager, president and assistant secretary of GPLH and the sole member, manager and president of K-Shipley, Kenneth Shipley may be deemed to beneficially own the 155,000 Shares owned by Legacy and the 637,932 Shares owned by Shipley Brothers.  As a member and manager of Federal Management, Kenneth Shipley may also be deemed to beneficially own the 137,200 Shares owned by Federal Investors.   As the sole member, manager and president of D-Shipley, Douglas Shipley may be deemed to beneficially own the 155,000 Shares owned by Legacy and the 637,932 Shares owned by Shipley Brothers.  As the secretary of Federal Management, Douglas Shipley may also be deemed to beneficially own the 137,200 Shares owned by Federal Investors.  As the sole member, manager and president of B-Shipley, Billy Shipley may be deemed to beneficially own the 155,000 Shares owned by Legacy and the 637,932 Shares owned by Shipley Brothers.  As the vice president of Federal Management, Billy Shipley may also be deemed to beneficially own the 137,200 Shares owned by Federal Investors. Curtis D. Hodgson owns 765,000 Shares.  As a member, manager and the vice president and secretary of GPLH, Curtis Hodgson may also be deemed to beneficially own the 155,000 Shares owned by Legacy.  Michael R. O’Connor owns 300 Shares.  Each of the participants in this solicitation, as members of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to beneficially own the Shares owned in the aggregate by the other participants in this solicitation.  Each participant disclaims beneficial ownership of the Shares he/it does not directly own. For information regarding purchases and sales of securities of Cavalier during the past two years by each of the participants in this solicitation, including the Nominees, see Schedule I.

The participants in this solicitation intend to enter into a Joint Filing and Solicitation Agreement in which, among other things, (i) the parties will agree to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of Cavalier, (ii) the parties will agree to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated by the Committee, to the Board at the Annual Meeting (the “Solicitation”), and (iii) the parties will agree to share all expenses on a pro rata basis, based on the number of Shares in the aggregate beneficially owned by each party on the date thereof, incurred in connection with the parties’ activities, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of Cavalier; (iii) no participant in this solicitation owns any securities of Cavalier which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of Cavalier during the past two years; (v) no part of the purchase price or market value of the securities of Cavalier owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Cavalier, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of Cavalier; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Cavalier; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of Cavalier’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Cavalier or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by Cavalier or its affiliates, or with respect to any future transactions to which Cavalier or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.  There are no material proceedings to which any of the participants in this solicitation or any of their associates are a party adverse to Cavalier or any of its subsidiaries or have a material interest adverse to Cavalier or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(6) of Regulation S-K of the Exchange Act, occurred during the past five years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Matters

Other than those discussed above, the Committee is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which the Committee is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

Stockholder Nominations and Business Proposals

Under the Bylaws, any stockholder of record of the Company who is entitled to vote at the Company’s annual meeting of stockholders may nominate a person for election to the Board or submit other business to be considered by the stockholders at the annual meeting if the stockholder provides written notice to, and such notice is received by, the Company’s secretary not later than the close of business on the 60th day nor earlier than the close of business on the  90th day prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting.  If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, notice is timely provided if it is delivered not earlier than the close of business on the 90th day prior to the date of the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which the meeting is first publicly announced.

Any stockholder who intends to present a proposal for consideration at Cavalier’s 2010 annual stockholders’ meeting must ensure that the Company’s Secretary receives the proposal between January 6, 2010 and February 5, 2010 (unless the Company moves the meeting up by more than 30 days or delays it by more than 60 days from May 18, 2010).

In addition, Cavalier must receive any stockholder proposal intended to be included in its proxy statement for the 2010 annual stockholders’ meeting at its offices at 32 Wilson Boulevard 100, Addison, Alabama 35540, Attention: Secretary, no later than December 7, 2009.  Applicable rules of the SEC govern the submission of stockholder proposals and Cavalier’s consideration of them for inclusion in the proxy statement and form of proxy for the 2010 annual stockholders’ meeting.

The information set forth above regarding the procedures for submitting stockholder nominations and proposals for consideration at Cavalier’s 2010 annual meeting of stockholders is based on information contained in the Company’s proxy statement.  The incorporation of this information in this Proxy Statement should not be construed as an admission by us that such procedures are legal, valid or binding.

Incorporation by Reference

The Committee has omitted from this Proxy Statement certain disclosure required by applicable law that is expected to be included in the Company’s proxy statement relating to the Annual Meeting.  This disclosure is expected to include, among other things, current biographical information on Cavalier’s current directors, information concerning executive compensation, and other important information.  See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the directors and management of Cavalier.

The information concerning Cavalier contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

THE CAVALIER HOMES COMMITTEE FOR CHANGE

April 8, 2009

SCHEDULE I

TRANSACTIONS IN SECURITIES OF CAVALIER
DURING THE PAST TWO YEARS

Legacy Housing, LTD.

Class of Security	Quantity Purchased	Date of Purchase

Common Stock	1,241	December 27, 2007
Common Stock	32,584	December 28, 2007
Common Stock	18,350	December 31, 2007
Common Stock	3,148	January 7, 2008
Common Stock	7,677	January 8, 2008
Common Stock	10,200	January 9, 2008
Common Stock	4,800	January 10, 2008
Common Stock	1,900	January 11, 2008
Common Stock	300	January 14, 2008
Common Stock	1,000	January 23, 2008
Common Stock	7,000	January 24, 2008
Common Stock	2,000	January 28, 2008
Common Stock	3,800	January 29, 2008
Common Stock	2,000	February 1, 2008
Common Stock	8,400	February 6, 2008
Common Stock	5,000	February 7, 2008
Common Stock	4,600	February 8, 2008
Common Stock	3,000	February 11, 2008
Common Stock	8,000	February 12, 2008
Common Stock	3,800	February 13, 2008
Common Stock	371	February 20, 2008
Common Stock	6,929	February 22, 2008
Common Stock	9,600	February 25, 2008
Common Stock	9,300	February 26, 2008

GPLH, LC

None

Shipley Brothers, LTD.

Class of Security	Quantity Purchased	Date of Purchase

Common Stock	2,125	November 2, 2007
Common Stock	5,720	November 5, 2007
Common Stock	3,058	November 6, 2007
Common Stock	222	November 7, 2007
Common Stock	2,000	November 9, 2007
Common Stock	3,000	November 13, 2007
Common Stock	11,100	November 14, 2007
Common Stock	32,200	November 16, 2007
Common Stock	12,000	November 20, 2007
Common Stock	5,300	November 21, 2007
Common Stock	8,400	November 23, 2007
Common Stock	3,300	November 26, 2007
Common Stock	8,700	November 27, 2007
Common Stock	2,875	November 28, 2007
Common Stock	10,000	November 28, 2007
Common Stock	8,125	December 14, 2007
Common Stock	9,000	December 17, 2007
Common Stock	361	December 17, 2007
Common Stock	5,900	December 18, 2007
Common Stock	3,200	December 19, 2007
Common Stock	1,939	December 19, 2007
Common Stock	2,100	December 20, 2007
Common Stock	2,700	December 20, 2007
Common Stock	14,800	December 21, 2007
Common Stock	14,000	December 24, 2007
Common Stock	46,000	December 26, 2007
Common Stock	31,875	December 27, 2007
Common Stock	11,775	May 2, 2008
Common Stock	4,225	May 9, 2008
Common Stock	900	May 14, 2008
Common Stock	3,900	May 20, 2008
Common Stock	19,000	May 21, 2008
Common Stock	100	June 5, 2008
Common Stock	9,900	June 9, 2008
Common Stock	4,458	June 10, 2008
Common Stock	542	June 11, 2008
Common Stock	4,900	June 23, 2008
Common Stock	11,100	July 18, 2008
Common Stock	90,000	December 11, 2008
Common Stock	16,439	December 15, 2008
Common Stock	30,000	December 15, 2008
Common Stock	5,000	December 17, 2008
Common Stock	84,561	December 17, 2008
Common Stock	90,592	December 19, 2008

Class of Security	Quantity Purchased	Date of Purchase

K-Shipley, LLC

None

D-Shipley, LLC

None

B-Shipley, LLC

None

Federal Investors Servicing, LTD

Common Stock	8,000	February 27, 2008
Common Stock	5,700	February 28, 2008
Common Stock	5,300	February 29, 2008
Common Stock	5,000	March 24, 2008
Common Stock	1,700	March 25, 2008
Common Stock	100	March 26, 2008
Common Stock	1,000	March 27, 2008
Common Stock	1,600	April 1, 2008
Common Stock	8,600	April 2, 2008
Common Stock	11,500	April 3, 2008
Common Stock	84	April 14, 2008
Common Stock	600	April 15, 2008
Common Stock	8,832	April 16, 2008
Common Stock	500	April 17, 2008
Common Stock	7,310	April 21, 2008
Common Stock	4,990	April 22, 2008
Common Stock	27,000	April 23, 2008
Common Stock	90	April 28, 2008
Common Stock	10,094	April 29, 2008
Common Stock	4,000	October 14, 2008
Common Stock	4,000	October 15, 2008
Common Stock	4,000	October 16, 2008
Common Stock	4,000	October 27, 2008
Common Stock	9,000	October 28, 2008
Common Stock	4,200	March 23, 2009

Class of Security	Quantity Purchased	Date of Purchase

Federal Investors Management, L.C.

None

Kenneth E. Shipley

None

Curtis D. Hodgson

Common Stock	5,875	October 16, 2007
Common Stock	7,225	October 17, 2007
Common Stock	25	October 18, 2007
Common Stock	9,000	October 18, 2007
Common Stock	12,000	October 19, 2007
Common Stock	18,000	October 24, 2007
Common Stock	3,000	October 25, 2007
Common Stock	6,000	October 29, 2007
Common Stock	17,600	October 30, 2007
Common Stock	3,000	October 31, 2007
Common Stock	1,000	November 1, 2007
Common Stock	7,275	November 2, 2007
Common Stock	125	November 28, 2007
Common Stock	100	November 29, 2007
Common Stock	27,900	November 30, 2007
Common Stock	3,000	December 3, 2007
Common Stock	8,000	December 4, 2007
Common Stock	5,000	December 5, 2007
Common Stock	9,425	December 6, 2007
Common Stock	1,075	December 7, 2007
Common Stock	400	December 10, 2007
Common Stock	9,100	December 11, 2007
Common Stock	25,000	December 12, 2007
Common Stock	10,000	December 13, 2007
Common Stock	875	December 14, 2007
Common Stock	3,000	March 3, 2008
Common Stock	3,000	March 4, 2008
Common Stock	6,100	March 5, 2008
Common Stock	3,000	March 6, 2008
Common Stock	15,000	March 11, 2008
Common Stock	3,700	March 13, 2008
Common Stock	100	March 14, 2008

Class of Security	Quantity Purchased	Date of Purchase

Common Stock	3,900	March 17, 2008
Common Stock	7,200	March 24, 2008
Common Stock	3,000	April 3, 2008
Common Stock	9,500	April 7, 2008
Common Stock	10,000	April 14, 2008
Common Stock	18,500	April 24, 2008
Common Stock	17,000	April 25, 2008
Common Stock	9,000	April 30, 2008
Common Stock	8,400	May 1, 2008
Common Stock	600	May 2, 2008
Common Stock	1,316	May 5, 2008
Common Stock	7,684	May 6, 2008
Common Stock	100	May 7, 2008
Common Stock	4,900	May 8, 2008
Common Stock	1,900	May 9, 2008
Common Stock	283	May 12, 2008
Common Stock	4,900	May 13, 2008
Common Stock	5,000	May 28, 2008
Common Stock	717	May 29, 2008
Common Stock	1,200	May 30, 2008
Common Stock	3,800	June 2, 2008
Common Stock	6,701	June 12, 2008
Common Stock	1,499	June 13, 2008
Common Stock	1,613	June 16, 2008
Common Stock	5,590	June 24, 2008
Common Stock	1,410	June 25, 2008
Common Stock	5,387	July 15, 2008
Common Stock	584	July 21, 2008
Common Stock	3,800	September 29, 2008
Common Stock	5,616	September 30, 2008
Common Stock	6,700	October 2, 2008
Common Stock	1,300	October 3, 2008
Common Stock	9,100	October 6, 2008
Common Stock	3,900	October 7, 2008
Common Stock	300	October 8, 2008
Common Stock	13,100	October 9, 2008
Common Stock	14,600	October 10, 2008
Common Stock	3,315	October 21, 2008
Common Stock	4,485	October 22, 2008
Common Stock	1,200	October 28, 2008
Common Stock	18,000	October 29, 2008
Common Stock	300	October 31, 2008
Common Stock	700	November 7, 2008
Common Stock	100,000	December 4, 2008
Common Stock	93,000	December 10, 2008
Common Stock	64,000	December 18, 2008
Common Stock	40,000	December 19, 2008
Common Stock	4,500	January 21, 2009
Common Stock	1,500	January 22, 2009

Douglas M. Shipley
None

Billy G. Shipley

None

Michael R. O’Connor

Common Stock	300	January 21, 2009

SCHEDULE II

The following tables are reprinted from the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 7, 2009

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

The following table provides information as to each person who is known to the Company to be the beneficial owner of more than 5% of the Company’s voting securities and of the Company’s directors and executive officers and all directors and executive officers as a group as of March 27, 2009 (unless otherwise indicated):

Name of Individual or Persons in Group	Number of Shares Beneficially Owned(1)		Percent of Class Beneficially Owned(1)
Thomas A. Broughton, III	79,326	(2)	*
Barry B. Donnell	941,666	(3)	5.34%
Lee Roy Jordan	21,166	(4)	*
Jonathan B. Lowe	62,250	(5)	*
Barry Mixon	32,500		*
Michael R. Murphy	125,234	(6)	*
David A. Roberson	324,677	(7)	1.83%
Kenneth J. Smith	3,250	(8)	*
Bobby Tesney	35,200	(9)	*
Carl S. Thigpen	1,250	(10)	*
J. Don Williams	51,666	(11)	*
All current directors and executive officers (10 persons)	1,353,508	(12)	7.60%

The following persons have reported ownership in Cavalier at a level greater than 5%, according to statements on Schedule 13D or 13G as filed by such persons with the Securities and Exchange Commission:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class Beneficially Owned(1)
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Rd, Austin, TX 78746	1,464,630	(13(13)	8.32%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	3,270,699	(14(14)	18.59%
Legacy Housing, LTD. 15400 Knoll Trail, Suite 101, Box 25 Dallas, TX 75248	1,690,692	(15(15)	9.61%
T. Rowe Price Associates, Inc./T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,602,900	(16(16)	9.11%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Beneficial ownership in the foregoing table is based upon information furnished by the persons listed.  For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of March 27, 2009, that such person or group has the right to acquire within 60 days after such date, or with respect to which such person otherwise has or shares voting or investment power.  For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.  Except as otherwise indicated in these notes to the foregoing table, the beneficial owners named in the table have sole voting and investment power with respect to the shares of common stock reflected and the address of each of the persons is as follows: c/o Cavalier Homes, Inc., 32 Wilson Blvd 100, Addison, AL 35540.

(2)
Includes 16,477 shares beneficially owned in an Individual Retirement Account.  Includes 36,559 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.

(3)
Includes 21,666 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter, 100,000 shares held by the Donnell Foundation, of which Mr. Donnell is co-trustees and 100,000 shares beneficially owned in an Individual Retirement Account.  Mr. Donnell has voting and investment power with respect to the shares held by the Donnell Foundation.  Also includes 13,000 shares held in his wife’s Individual Retirement Account and 7,000 shares owned directly by his wife.  Also includes 100,000 shares held by the Sam Donnell Family Limited Partnership, 1% of which is held by a limited liability company in which Mr. Donnell holds 51% of the limited liability company interests.  Mr. Donnell disclaims beneficial ownership of the shares held directly by his wife and the shares held in his wife’s Individual Retirement Account.  The address for Mr. Donnell is 719 Scott Avenue, Suite 414 Wichita Falls, TX 76301.

(4)	Includes 16,666 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.

(5)	Includes 1,250 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.

(6)
Includes 60,000 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter, 4,700 shares held in Mr. Murphy’s Individual Retirement Account and 3,700 shares held in his wife’s Individual Retirement Account.  Includes 6,666 shares of restricted stock which has not yet fully vested, but over which Mr. Murphy may exercise voting rights.  Mr. Murphy disclaims beneficial ownership of the shares held in his wife’s Individual Retirement Account.

(7)
Includes 6,510 shares beneficially owned in an Individual Retirement Account and 1,874 shares held in his wife’s Individual Retirement Account.  Includes 18,272 shares held by a family limited partnership of which Mr. Roberson is the general partner.  Includes 115,000 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.  Mr. Roberson disclaims beneficial ownership of the shares held in his wife’s Individual Retirement Account.

(8)
Includes 1,250 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter, and 2,000 shares held by a limited liability company of which Mr. Smith is a 50% owner.

(9)	Includes 20,000 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.

(10)	Includes 1,250 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.

(11)	Includes 46,666 shares issuable pursuant to stock options presently exercisable as of March 27, 2009, or within 60 days thereafter.

(12)	See notes 1-6 and 8-11 above.

(13)
In a Schedule 13G filed on February 9, 2009, Dimensional Fund Advisors LP (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reported having sole voting and dispositive power of 1,464,630 shares.  Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.  These investment companies, trusts and accounts are the “Funds.”  In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the issuers described in the schedule that are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities.  All information in this footnote was obtained from the Schedule 13G filed by Dimensional.

(14)
In a Schedule 13D filed March 9, 2009, Mario J. Gabelli, and various entities which he directly or indirectly controls or for which he acts as chief investment officer (“Gabelli”), reported having shared power to vote or dispose of 3,270,699 shares of common stock.  Included in the Schedule 13D is GGCP, Inc., MJG Associates, Inc., Gabelli Foundation, Inc., Mario Gabelli, LICT Corporation, GAMCO Investors, Inc. (“GBL”), a public company listed on the New York Stock Exchange, and the following entities of which GBL is the parent company: GAMCO Asset Management, Inc., Gabelli Funds, LLC, Gabelli Securities, Inc., Gabelli & Company, Inc. and Teton Advisors, Inc.  All information in this footnote was obtained from the Schedule 13D filed by Gabelli.

(15)
In a Schedule 13D/A filed February 6, 2009, Legacy Housing, LTD and certain affiliated persons jointly reported having shared power to vote or dispose of 1,690,692 shares of common stock.  Included in the Schedule 13D/A are: (a) Legacy Housing, LTD., a Texas limited partnership (“Legacy”), (b) GPLH, LC, a Texas limited liability company which serves as the general partner of Legacy (“GPLH”), (c) Shipley Brothers, LTD, a Texas limited partnership which serves as a manager of GPLH (“Shipley LTD”), (d) K-Shipley, LLC, a Texas limited liability company which serves as a general partner of Shipley LTD (“K-Shipley”), (e) D-Shipley, LLC, a Texas limited liability company which serves as a general partner of Shipley LTD (“D-Shipley”), (f) B-Shipley, LLC, a Texas limited liability company which serves as a general partner of Shipley LTD (“B-Shipley”), (g) Federal Investors Servicing, LTD., a Texas limited partnership (“Federal Servicing”), (h) Federal Investors Management, L.C., a Texas limited liability company which serves as the general partner of Federal Servicing (“Federal Management”), (i) Kenneth E. Shipley, the president and assistant secretary of GPLH, the president and sole member of K-Shipley and the president and manager of Federal Management and a citizen of the United States, (j) Curtis D. Hodgson, the vice president, secretary and manager of GPLH and a citizen of the United States, (k) Douglas M. Shipley, the president and sole member of D-Shipley and the secretary of Federal Management and a citizen of the United States, (l) Billy G. Shipley, the president and sole member of B-Shipley and the vice president of Federal Management and a citizen of the United States, and (m) Michael R. O’Connor, a citizen of the United States. All information in this footnote was obtained or derived from the Schedule 13D/A filed by Legacy.

(16)
In a Schedule 13G filed February 12, 2009, T. Rowe Price Associates, Inc. (“T. Rowe Price”) and T. Rowe Price Small-Cap Value Fund, Inc. (“Small-Cap Fund”) jointly reported having sole power to vote or dispose of 1,602,900 shares of common stock.  These securities are owned by various individual and institutional investors, including the Small-Cap Fund, which T. Rowe Price serves as an investment advisor with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.  All information in this footnote was obtained from the Schedule 13G and cover letter we received from T. Rowe Price and Small-Cap Fund.

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give the Committee your proxy FOR the election of the Committee’s Nominees by taking three steps:

•	SIGNING the enclosed GOLD proxy card,

•	DATING the enclosed GOLD proxy card, and

•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners LLC at the address and telephone numbers set forth below.

780 Third Avenue, 30th Floor
New York, NY 10017
Stockholders Call Toll-Free at: (877) 259-6290
Banks and Brokers Call Collect at: (212) 297-0720

info@okapipartners.com

GOLD PROXY CARD

CAVALIER HOMES, INC.

2009 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE CAVALIER HOMES
COMMITTEE FOR CHANGE

THE BOARD OF DIRECTORS OF CAVALIER HOMES, INC.
IS NOT SOLICITING THIS PROXY
P     R     O     X     Y

The undersigned appoints Curtis D. Hodgson and Kenneth E. Shipley, and each of them, attorneys and agents with full power of substitution to vote all shares of Common Stock of Cavalier Homes, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Stockholders of the Company scheduled to be held on Tuesday, May 19, 2009, beginning at 11:00 A.M., Central Daylight Time, at the Company’s office at 32 Wilson Boulevard 100, Addison, Alabama 35540, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Cavalier Homes Committee for Change (the “Committee”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1 AND 2.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

[X] Please mark vote as in this example

THE COMMITTEE RECOMMENDS A VOTE “FOR” EACH OF ITS NOMINEES LISTED BELOW IN PROPOSAL NO. 1.

1.      THE COMMITTEE’S PROPOSAL TO ELECT DIRECTORS:

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT

Nominees: Michael R. O’Connor Kenneth E. Shipley Curtis D. Hodgson	[ ]	[ ]	___________ ___________

The Committee intends to use this proxy to vote (i) “FOR” Messrs. O’Connor, Shipley and Hodgson and (ii) “FOR” the candidates who have been nominated by the Company to serve as directors other than Thomas A. Broughton, III, Barry B. Donnell and Bobby Tesney for whom the Committee is NOT seeking authority to vote for and WILL NOT exercise any such authority.  The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement.

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if the Committee’s nominees are elected.

NOTE: If you do not wish for your shares to be voted “FOR” a particular Committee nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below.  Your shares will be voted for the remaining Committee nominee(s).  You may also withhold authority to vote for one or more additional candidates who have been nominated by the Company by writing the name of the nominee(s) below.

_______________________________________________________________

2.  THE COMPANY’S PROPOSAL TO CONSIDER THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF CARR, RIGGS & INGRAM, LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.